Exhibit 10.1

AGREEMENT

AGREEMENT dated this 30th day of July 2012, by and between E C CONSULTING INTERNATIONAL, INC. (hereinafter “ECC”), a Nevada Corporation, with offices located at Im Aeschfeld 12, CH-4147 Aesch, Switzerland, Dr. Jean-Claude E. Gehret, President of ECC. and Frank J. Hariton, counsel to ECC, with offices located at 1065 Dobbs Ferry Road, White Plains, New York 10607.

WHEREAS, ECC is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, offering expenses approximating $45,000 of which $30,000) dollars are indicated as legal fees and expenses; and

WHEREAS, ECC has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President, the latter solely if she has the resources to pay on behalf of EBS at that time.

NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within six (6) months of the date of the ECC’s prospectus, its President agrees to loan EBS the funds to cover the balance of outstanding professional and related fees relating to ECC’s prospectus if the professionals involved insist on cash payments, such loan conditioned upon ECC’s President having the necessary resources to make such loan when or if funds are necessary therefore. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when ECC has the financial resources to do so. Frank J. Hariton, ECC’s counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties to this Agreement understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement of which the prospectus is a part.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 8th day of October 2010.

E C CONSULTING INTERNATIONAL, INC.

By: /s/ DR. JEAN-CLAUDE E. GEHRET

Dr. JEAN-CLAUDE E. GEHRET, PRESIDENT

By: /s/ DR. JEAN-CLAUDE E. GEHRET

Dr. JEAN-CLAUDE E. GEHRET, INDIVIDUALLY

By: /s/ FRANK J. HARITON

FRANK J. HARITON